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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Amendment No. 2 to Registration Statement No. 333-92683 on Form S-4 of Pegasus Systems, Inc. of our report dated February 2, 1999, except as to Note 1 and Note 2, which are as of December 13, 1999 relating to the financial statements and financial statement schedule of Pegasus Systems, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


                                                      PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
February 18, 2000